Exhibit 10.2
AMENDMENT NO. 1 TO ESCROW AGREEMENT
This Amendment No. 1 is made as of September 20, 2010 (this “Amendment”) to the Escrow Agreement, dated as of December 8, 2009 (the “Escrow Agreement”), by and among Wells Fargo Bank, National Association (the “Escrow Agent”), Cambium Learning Group, Inc. (“Holdco”), Voyager Learning Company (“Voyager”), Vowel Representative, LLC (“Stockholders’ Representative”) and Richard J. Surratt. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Escrow Agreement.
WHEREAS, Section 7 of the Escrow Agreement provides that the Escrow Agreement may be amended by an instrument signed in writing Holdco, the Stockholders’ Representative and the Escrow Agent; and
WHEREAS, Holdco, the Stockholders’ Representative and the Escrow Agent desire that certain amendments to the Agreement be made as set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1. Amendments.
(a) Section 3.3(c) of the Escrow Agreement is hereby deleted in its entirety and replaced with the following:
“(c) If there exists a 280G Escrow Fund Balance on the 280G Termination Date or the date Holdco received the 280G Insurance Policy Notice, as the case may be, Holdco shall give written notice (the “Holdco 280G Payment Notice”) to the Escrow Agent and the Stockholders’ Representative within ten (10) Business Days after such date directing the Escrow Agent to pay to (A) Holdco an amount equal to the lesser of $1,133,000 and the 280G Escrow Fund Balance (such lesser amount, the “Holdco 280G Payment Amount”), and (B) the Rights Agent the amount, if any, of the 280G Escrow Fund Balance (including all interest, dividends or profit on or proceeds or other income earned thereon) after giving effect to the payment of the 280G Excess Amount (the amount to be paid to the Right Agents pursuant to Section 3.3(b) or this Section 3.3(c), as the case may be, the “280G Returned Amount”), and the Stockholders’ Representative shall have the right, within ten (10) Business Days after receipt of the Holdco 280G Payment Notice, to object to the calculations set forth in the Holdco 280G Payment Notice, by written notice delivered to the Escrow Agent and Holdco (a “280G Objection Notice”), solely on account of a mathematical error. On the date that is eleven (11) Business Days after receipt by the Escrow Agent of the Holdco 280G Payment Notice, unless the Escrow Agent has received a 280G Objection Notice from the Stockholders’ Representative in accordance with the preceding sentence, the Escrow Agent shall pay (x) Holdco from the 280G Escrow Fund the Holdco 280G Payment Amount, and (y) to the extent any amounts remain in the 280G Escrow Account after the making of the Holdco 280G Payment Amount, the Rights Agent from the 280G Escrow Fund the entire amount remaining in the 280G Escrow Account including all interest, dividends or profit on or proceeds or other income earned thereon. If the Escrow Agent shall have received a 280G Objection Notice, the Escrow Agent shall delay the payment of any funds in the 280G Escrow Fund until such 280G Objection Notice is resolved in accordance with Section 3.7 of this Agreement. Notwithstanding anything to the contrary set forth in this Section 3.3(c), if Holdco fails to deliver the Holdco 280G Payment Notice within the time period contemplated above in this paragraph, then the Stockholders’ Representative shall have the right, but not the obligation, to deliver such Holdco 280G Payment Notice, whereupon Holdco shall have the same objection rights as are contemplated in this paragraph for the Stockholders’ Representative.”
(b) Section 3.6(c) of the Escrow Agreement is hereby deleted in its entirety and replaced with the following:
“(c) Subsequent CVR Payment. If any funds remain in the CVR Escrow Account after any payments required to be made from the CVR Escrow Fund pursuant to Section 3.6(b) (or if no such payments are required to be made, then, June 8, 2011), then, to the extent such funds are subject to an Objection Notice, they shall remain in the CVR Escrow Account until such Objection Notice(s) is/are resolved in accordance with Section 3.7 of this Agreement. Upon the later of (x) resolution of the last such Objection Notice(s) in accordance with this Agreement, and (y) the SBT Contingency Payment Date, all such funds then remaining in the CVR Escrow Account shall be paid to the Rights Agent for further payment pursuant to the CVR Agreement (if any, the “Subsequent CVR Payment Amount”), except to the extent any such funds were subject to an Objection Notice, and the resolution of such Objection Notice provided for the payment of such subject funds to Holdco, in which case, such subject funds shall be paid to Holdco in accordance with the applicable Award. Any payment notice given in connection with directing any such further payment will include the name of each bank to which such payments shall be made, account name at such bank, account number at the bank to which such payments shall be made, ABA routing number of such bank and any further credit instructions for payment to such account.”

(c) Section 3.7(d) of the Escrow Agreement is hereby deleted in its entirety and replaced with the following:
“(d) Except as may be required by Law, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of Holdco and the Stockholders’ Representative, except that either party may deliver a copy of the Award to the Escrow Agent. If the Award assesses fees and expenses against Holdco in accordance with Section 3.7(c), then Holdco shall promptly pay an amount equal to such fees and expenses to the Escrow Agent for deposit into the CVR Escrow Account and such amount shall be added to the amount then payable from the CVR Escrow Fund to the Rights Agent for distribution under the CVR Agreement. If the Award assesses fees and expenses against the Stockholders’ Representative in accordance with Section 3.7(c), then the Escrow Agent shall promptly pay to Holdco from the CVR Escrow Fund, such fees and expenses. Except as provided in the immediately preceding sentence, upon receipt of the Award, the Escrow Agent shall promptly distribute funds from or retain funds in, as the case may be, the CVR Escrow Fund in accordance with the Award, including all interest, dividends or profit on or proceeds or other income earned thereon, less any fees and expenses paid pursuant to the immediately preceding sentence; provided, however, if the SBT Contingency Date has not then occurred or there remain(s) any outstanding Objection Notice(s), then any Award which provides for the payment of any funds in an amount less than $1,000,000 to the Rights Agent shall direct the Escrow Agent to retain such funds (but, for purposes of clarity, not any funds to which Holdco is entitled and not subject to any outstanding Objection Notice(s), as such funds shall then be paid by the Escrow Agent to Holdco) in the CVR Escrow Account until such time as they are distributable under Section 3.6(c).”
(d) Section 3 of the Escrow Agreement is hereby amended to add the following as a new Section 3.9:
“3.9 Information Rights. Until the SBT Contingency Date, Holdco and/or Vowel shall respond, no more frequently than twice per calendar year, to any reasonable inquiry from the Stockholders’ Representative relating to the procedural status of the SBT Contingency Proceeding. In addition, Holdco and/or Vowel shall promptly deliver to the Stockholders’ Representative written notice that the SBT Contingency Date has occurred, together with evidence of the SBT Contingency Resolution. For avoidance of doubt, as the Stockholders’ Representative has no right to participate in, review or consent to the prosecution or settlement of the SBT Contingency Proceeding, except for the rights expressly provided in this Section 3.9, the Stockholders’ Representative shall not be entitled to receive, and Holdco and/or Vowel, shall not be required to provide the Stockholders’ Representative, any substantive information relating to the SBT Contingency Proceeding or otherwise respond to any inquiries from the Stockholders’ Representative regarding the SBT Contingency Proceeding or any aspect thereof.”

(e) Section 4 of the Escrow Agreement is hereby deleted in its entirety and replaced with the following:
“Termination of Agreement. This Agreement shall become effective on the date hereof and its term (the “Term”) shall continue until and terminate upon the later of (x) the full distribution of all Escrow Funds pursuant to Section 3 hereof, and (y) the SBT Contingency Payment Date.”
(e) The following definition set forth in Section 15 of the Escrow Agreement is hereby deleted in its entirety and amended to read as follows:
““First CVR Payment Amount” means $1,106,454.98.
(f) Section 15 of the Escrow Agreement is hereby amended to add the defined terms “SBT Contingency Date”, “SBT Contingency Payment Date”, “SBT Contingency Proceeding”, “SBT Contingency Resolution”, and “Second CVR Escrow Fee Amount” set forth below after the definition of “Recoupment Amount” and before the definition of “Second CVR Payment Amount”:
““SBT Contingency Date” means the date on which the SBT Contingency Resolution occurs.
“SBT Contingency Payment Date” means the fifth (5th) Business Day after receipt by the Escrow Agent of all funds required to be deposited by Holdco pursuant to Section 5.23(c) of the Merger Agreement into the CVR Escrow Fund resulting from the SBT Contingency Resolution, together with written notice by an authorized officer of Holdco certifying that all such funds have been deposited.
“SBT Contingency Proceeding” has the meaning given to it in the Merger Agreement, as amended.
“SBT Contingency Resolution” means either the settlement of (as evidenced by the existence of a settlement that is binding and enforceable against the parties thereto), or a final, non-appealable order issued by the Michigan Court of Claims (or if appealed, the Michigan Court of Appeals or the Michigan Supreme Court, as the case may be) in respect of, the SBT Contingency Proceeding; provided, that, no portion of the SBT Contingency Amount remains subject to the SBT Contingency Proceeding following such resolution; provided, further, that, neither Holdco nor Vowel shall have any obligation to appeal any decision, order, ruling or other outcome issued by the Michigan Court of Claims (or if appealed, the Michigan Court of Appeals or the Michigan Supreme Court, as the case may be).”

2. Miscellaneous.
(a) Amendment; Conflicts. This Amendment shall only serve to amend and modify the Escrow Agreement to the extent specifically provided herein. All terms, conditions, provisions and references of and to the Escrow Agreement which are not specifically modified, amended and/or waived herein shall remain in full force and effect and shall not be altered by any provisions herein contained. In the event of any conflict or inconsistency between the provisions of the Escrow Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.
(b) Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard for choice of law or conflicts of law principles thereof.
(c) Counterparts; Effectiveness. This Amendment may be executed in one or more counterparts, and by the parties hereto in separate counterparts, each of which, when executed, shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. The exchange of copies of this Amendment and of signature pages by facsimile transmission or by electronic transmission of portable document format (PDF) files or tagged image file format (TIF) files shall constitute effective execution and delivery of this Amendment and may be used in lieu of the originally executed Amendment for all purposes. Signatures of the parties transmitted by facsimile or by electronic transmission of portable document format (PDF) files or tagged image file format (TIF) files shall be deemed to be their original signatures for all purposes.
(d) Amendments; Waiver. This Amendment may not be amended or modified except by an instrument in writing signed by the Stockholders’ Representative, Holdco and the Escrow Agent. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.
(e) Entire Agreement; No Third-Party Beneficiaries. This Amendment and the Escrow Agreement as amended hereby (including the exhibits and schedules thereto) taken together with the Merger Agreement, as amended, and the CVR Agreement constitute the entire agreement among the parties with respect to the subject matter hereof. There are no express, implied or intended third party beneficiaries of this Amendment. For the avoidance of doubt, none of the Holders or the Rights Agent shall be a beneficiary of this Amendment.
[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date and year first above written.

CAMBIUM LEARNING GROUP, INC.
By:	/s/ Scott J. Troeller
	Name:	Scott J. Troeller
	Title:	Chairman

VOWEL REPRESENTATIVE, LLC
By:	/s/ Phil Gordon
	Name:	Phil Gordon
	Title:	Manager

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Aaron R. Soper
	Name:	Aaron R. Soper
	Title:	Vice President

ACKNOWLEDGED AND AGREED WITH RESPECT TO THE PROVISIONS RELATING TO THE 280G ESCROW FUND:

/s/ Richard Surratt Richard Surratt